AMENDMENT NO. 1 TO
                         EXECUTIVE EMPLOYMENT AGREEMENT

     AMENDMENT NO. 1 (this "Amendment"), is made as of the 28th day of September, 2001, to Executive Employment Agreement (the "Agreement"), dated as of March 27, 2001, by and between Vizacom Inc., a Delaware corporation (the "Company"), and Vincent Dispigno, an individual residing at 16 Amboy Lane, Lake Grove, New York, 11755 (hereinafter called the "Employee"). Capitalized terms us in this Amendment, unless otherwise defined herein, shall have the meanings ascribed to them in the Agreement.

                              W I T N E S S E T H:

     WHEREAS, the parties desire to amend certain of the terms and conditions of the Agreement, as set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

     1. Amendments. Subject to Section 3 of this Amendment, the parties agree to amend the Agreement as follows:

        (a) Section 4(a) of the Agreement is amended to change "$200,000" to "$125,000."

        (b) Commencing October 1, 2001, in lieu of the bonus provided for in Section 4(b) of the Agreement, the Company shall pay to Employee, for each fiscal quarter during the term of the Agreement other than the four quarters of the Company's 2002 fiscal year, as incentive compensation, an amount equal to 17.5% of the net income of PWR for each such quarter, before (i) amortization of business processes and methodologies, workforce and customer lists, (ii) allocated corporate overhead (other than direct costs of PWR which may be paid by the Company on behalf of PWR, such as medical claims and commercial and casualty insurance), (iii) interest attributable to the Second Amended and Restated Promissory Notes, of even date herewith, made by PWR in favor of Employee and David Salav, and (iv) any bonuses payable to Employee or David Salav in accordance with Section 4(b) of the Agreement or Section 1(b) of this Amendment and any amounts payable to Employee and David N. Salav pursuant to Section 1 of Amendment No. 3, of even date herewith, to the Agreement and Plan of Merger, dated as of February 28, 2000, among the Company, PWR Acquisition Corp., PC Workstation Rentals, Inc., Employee and David N. Salav, in excess of $50,000 for the fourth quarter of 2001 and $200,000 for the first quarter of the Company's 2003 fiscal year; provided that in no event shall Employee be paid total cash compensation, including salary and bonus, in excess of $225,000 commencing with the Company's 2003 fiscal year. The payments provided for in this Section 1(b) of this Amendment shall be paid to Employee within 45 days after the end of such fiscal quarter.

        (c) No bonus shall be payable to Employee under Section 4(b) of the Agreement in respect of the Company's 2002 fiscal year.

     2. Effective Date. This Amendment shall be effective as of October 1, 2001.

     3. Reversion to Original Agreement in Certain Events. In the event that a "Reversion Event" (as defined below) has occurred, then:


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        (a) The  amendments  to  the  Agreement  provided  for  in  Section 1 of this Amendment shall automatically terminate; and

        (b) The  provisions  of   Section   4(a)  and  4(b) shall  automatically
become effective de novo as of April 1, 2002; and

        (c) The Company shall, without further notice, pay to Employee, and Employee shall be entitled to receive, within ten days after the happening of a Reversion Event, all amounts he would otherwise have been entitled to pursuant to the Agreement, had this Amendment not been executed.

     3.1 For purposes of this Amendment, the term "Reversion Event" shall mean any or all of the following events:

         (i) The merger contemplated by the Letter of Intent (the "LOI"), dated September 7, 2001, between the Company and SpaceLogix, Inc. has not been consummated on or before April 1, 2002; or

         (ii)  PWR does  not  receive  $1,000,000 in  working  capital  from the
proceeds  of  the   bridge  loan,  private   placement  or  other   transactions
contemplated by the LOI, on or before April 1, 2002; or

         (iii) If working capital is removed from PWR at any time on or after April 1, 2002 to an extent that it has not retained the $1,000,000 in working capital from the proceeds of the bridge loan, private placement or other transactions contemplated by the LOI, due to payments made by or on behalf of PWR to the Company or its other subsidiaries (other than normal inter-company management fee payments).

     4. Applicable Law. This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of laws.

     5. Counterparts. This Amendment may be executed in two or more counterparts, all of which taken together shall constitute one and the same agreement. Except as amended hereby, the parties reaffirm and ratify all of the provisions of the Agreement.

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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.
                                            VIZACOM INC.


                                            By:     /s/ Alan Schoenbart
                                               ---------------------------------
                                               Name:   Alan Schoenbart
                                               Title:  CFO


                                                   /s/ Vincent DiSpigno
                                               ---------------------------------
                                                     Vincent DiSpigno


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